Exhibit 99.1

Chico’s FAS, Inc. to Review Unsolicited Proposal from Sycamore Partners

FORT MYERS, Fla. – May 10, 2019 – Chico’s FAS, Inc. (NYSE: CHS) (the “Company”), today confirmed that it has received an unsolicited proposal from Sycamore Partners (“Sycamore”) to acquire the Company for $3.50 per share in cash.

Consistent with its fiduciary duties and following consultation with its independent financial and legal advisors, the Chico’s FAS Board of Directors (the “Board”) will carefully review the proposal to determine the course of action that it believes is in the best interests of Chico’s FAS shareholders. Chico’s FAS shareholders do not need to take any action at this time.

The Company noted that it had recently received and rejected an unsolicited proposal from Sycamore to acquire Chico’s FAS for $4.30 per share in cash. Consistent with its fiduciary duties, the Board carefully reviewed the prior proposal.  Following this review, the Board unanimously determined that the prior proposal substantially undervalued Chico’s FAS and was not in the best interests of Chico’s FAS shareholders.

On April 24, 2019, Chico's FAS announced the appointment of Bonnie Brooks, former Vice Chair, President and CEO of Hudson's Bay Company and a current member of the Chico's FAS Board of Directors, as Interim CEO. The Chico's FAS Board, with the assistance Herbert Mines Associates, has initiated a search for a permanent CEO and President that is well underway. The Board and management team are taking the necessary steps to drive top line growth in all three of the Company’s brands. Significant work is ongoing to improve the Company’s performance, increase flexibility and efficiency across the organization, and fully leverage the advanced capabilities of Chico’s FAS’ integrated omnichannel platform.

Goldman Sachs & Co. LLC is serving as financial advisor to Chico’s FAS, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel.

ABOUT CHICO'S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, Soma and TellTale™ is a leading omnichannel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of February 2, 2019, the Company operated 1,418 stores in the U.S. and Canada and sold merchandise through 83 international franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, www.soma.com and www.mytelltale.com as well as through third party channels. For more detailed information on the Company, please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations, estimates and projections regarding the brand's new product initiatives and are identified by use of the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "outlook," "predict," "project," "should," "strategy," "target," "will," "would," "potential" and similar terms. Factors that could cause actual results to differ include, but are not limited to: the extent of the market demand and overall level of spending for women's private branded clothing and related accessories; the effectiveness of our brand awareness and marketing programs; the ability to successfully execute our business strategies and to achieve the expected results from them; and the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate. Other risk factors for the Chico's FAS, Inc.'s business are detailed from time to time in the Chico's FAS, Inc.'s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward looking statements contained herein.

Contacts:
Julie Lorigan
Vice President – Investor Relations,
Public Relations and Corporate Communications
Chico's FAS, Inc.
(239) 346-4199

Barrett Golden / Leigh Parrish
Joele Frank, Wilkinson Brimmer Katcher
(212) 355 4449